Exhibit 99.1

Ipsidy Announces Results for Year Ended
December 31, 2018

LONG BEACH, N.Y., March 11, 2019 -- Ipsidy Inc. (www.ipsidy.com) [OTCQX:IDTY] which operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere, today announced its results for the year ended December 31, 2018.

Financial Highlights for the Year Ended December 31, 2018

●	Total revenue for the year ended December 31, 2018 was $3.8 million compared to $2.3 million for the year ended December 31, 2017.
●

Net loss for the year ended December 31, 2018 was $10.0 million compared to a net loss of $17.5 million for the year ended December 31, 2017.  In 2017, there was a negative impact of $4.1 million from the elimination of debt and modification of warrants. The loss from operations was $9.3 million in 2018 compared to $12.0 million in 2017.

●	Basic and fully diluted net loss per share for the year ended December 31, 2018 was $0.02 cents compared to $0.05 cents for the year ended December 31, 2017.
●

Adjusted EBITDA loss for the year ended December 31, 2018 was $6.0 million compared to an Adjusted EBITDA loss of $5.7 million for the year ended December 31, 2017, as the Company invested in the technical and operational resources required to support on-going and future operations.

●	Secured approximately $9.6 million of additional equity investment and prepaid $1.2 million of debt and interest.
●

Total liabilities reduced to $3.6 million as of December 31, 2018, compared to liabilities of $4.1 million as of December 31, 2017, and stockholders’ equity increased to $14.6 million as of December 31, 2018, compared to stockholders’ equity of $12.9 million as of December 31, 2017.

The combination of the above events resulted in the substantial improvement in the Company’s balance sheet and provided near-term working capital.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

During 2018, we continued to strengthen our bench and our management team.  We have developed a clear strategy for taking advantage of the tremendous opportunity in the Identity as a Service vertical and are hard at work executing our business plan.  We have a suite of exciting services and solutions, operating on a state-of-the-art platform that we have built, tested and piloted over the past 18 months.  Ipsidy’s platform is flexible, scalable, can be accessed by our customers in different markets and verticals and will support a growing, repeatable and recurring revenue stream.

We are focused on selling the following solutions:

●	ProofTM – a remote identity proofing solution that uses government-issued credentials combined with real-time biometrics, the launch of which we announced last week.
●	VerifiedTM - comprises solutions for authenticating both account access requests as well as business transactions using biometric technology on mobile devices we use every day.
●	AccessTM – provides biometric certainty to knowing the identities of people moving in and- out of any building, campus or defined area.
●

Transact™ - a digital issuance, mobile payment and customer loyalty platform that supports networks of trusted agents, merchants and consumers who can accept and perform transactions using closed-loop payment cards online, in-store, and in-app.

Innovation and nimbleness are critical to our success and our delivery of Proof is a good example of our ability to react quickly to changing circumstances. In response to customer feedback across various markets, Ipsidy scoped requirements in late 2018 and launched Proof in the first quarter of 2019.  Datapro is our first partner to integrate Proof into their platform.

“We have made tremendous strides over the course of 2018. We are firmly on the road towards achieving our strategic objectives,” said Philip Beck, Chairman and CEO of Ipsidy.  “Everything starts with trusted identity. Our identity platform offers a suite of mobile biometric services that our customers can use across multiple use cases to seamlessly create trusted transactions, with a common user experience when delivered through the Ipsidy mobile identity application. We look forward to more customers and users and to growing our platform revenue over the coming quarters.”

Operational Highlights

The Company continued to make progress in executing our strategy, building the team, enhancing our identity transaction platform and establishing sales channels to support the launch of our new identity solutions across several vertical and international markets, including the following activities:

●

Added to our engineering, QA and operations teams and recruited experienced new management.  These new resources are experienced in building and operating scalable platforms in the mobile world and manage both internal and external development and QA teams, which are building and maintaining our systems.

●

First implementation of VerifiedTM in Panama with Datapro and Unibank. Our biometric multi-factor authentication solution, as well as our new identity proofing solution were integrated into Datapro’s e-IBS core banking solution and therefore become available to their 160 plus financial institutions with millions of account holders in 31 countries.

●

Launch of AccessTM, our out-of-the-box solution for physical access management. Using just a tablet and a Bluetooth beacon and requiring no integration or expensive hardware, Access delivers a highly secure, yet low-cost, biometric access solution to protect a perimeter and create a trusted environment.

●	Signed an agreement with Ayonix Face Technologies to enhance our Access solution, using IP cameras with their high-speed 3D facial recognition technology to offer a frictionless access solution.
●

We have bolstered the sales and marketing team with new management.  Our agreements with Safetrade Africa and New Image Building Services to resell our services and solutions in Sub-Saharan Africa and Latin America, highlight our focus on reseller channels to market our products.  Last week we were pleased to announce the first Safetrade customer implementation.

●	We have recently signed additional resellers for Access and Verified in the United States, the Caribbean and Peru, further details of which will be provided shortly.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-K for the year ended December 31, 2018 filed at www.sec.gov and posted on the Company’s investor relations website.

Get the Ipsidy mobile app at:   App Store or  GooglePlay. Visit the Ipsidy website today at https://www.ipsidy.com/developers where you can create a demo account and run test authentications using the Ipsidy mobile app.

About Ipsidy:

Ipsidy Inc. (OTCQX:IDTY) www.ipsidy.com operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere.  In a world that is increasingly digital and mobile, our mission is to help our customers know with biometric certainty the identity of the people with whom they are engaging.  We provide solutions to everyday problems:  Who is applying for a loan? Who is accessing the computer system? Who is at the door?  Identity creates trusted transactions. Ipsidy’s solutions embed authenticated identity and event details with a digital signature and participants use their own mobile device to approve everyday transactions. Our platform delivers identity solutions that work great on their own but even better together.

Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co; Cards Plus in South Africa, www.cardsplus.co.za; and Ipsidy Enterprises in the U.K. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.

Philip Beck, Chairman & CEO	philipbeck@ipsidy.com

Stuart Stoller, CFO	stuartstoller@ipsidy.com

+1 (516) 274-8700

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2018 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

IPSIDY INC AND SUBSIDIARIES

 Reconciliation of Net Loss to Adjusted EBITDA

 (Unaudited)

	For the Year Ended
	December 31, 2018	December 31, 2017

Net loss	$(10,027,613)	$(17,481,629)

Add Back:

Interest Expense	757,801	1,337,081
Conversion of debt, derivative liability, and modifications/other	(83,649)	4,106,652
Depreciation and amortization	493,697	475,211
Taxes	30,242	28,781
Write-off of asset	148,627	212,862
Stock compensation	2,675,852	5,650,072

Adjusted EBITDA (Non-GAAP)	$(6,005,043)	$(5,670,970)

IPSIDY INC  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017

Revenues:
Products and services	$3,759,635	$2,228,910
Lease income	69,358	74,696
Total revenues, net	3,828,993	2,303,606

Operating Expenses:
Cost of Sales	1,256,853	589,254
General and administrative	11,193,351	13,026,188
Research and development	208,311	222,068
Depreciation and amortization	493,697	475,211
Total operating expenses	13,152,212	14,312,721

Loss from operations	(9,323,219)	(12,009,115)

Other Income (Expense):
Loss on derivative liability	—	(452,146)
Gain on extinguishment of note payable	—	2,802,234
Loss on modification of derivatives	—	(319,770)
Loss on modification of warrants	—	(158,327)
Loss on settlement of notes payable	—	(5,978,643)
Interest expense, net	(757,801)	(1,337,081)
Other income, net	83,649	—
Other expense, net	(674,152)	(5,443,733)

Loss before income taxes	(9,997,371)	(17,452,848)

Income Taxes	(30,242)	(28,781)

Net loss	$(10,027,613)	$(17,481,629)

Net loss per share - Basic	$(0.02)	$(0.05)

Net loss per share - Diluted	$(0.02)	$(0.05)

Weighted Average Shares Outstanding - Basic	429,852,594	338,485,301

Weighted Average Shares Outstanding - Diluted	429,852,594	338,485,301

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS
Current Assets:
Cash	$4,972,331	$4,413,822
Accounts receivable, net	130,875	165,929
Current portion of net investment in direct financing lease	58,727	52,790
Inventory, net	133,541	492,030
Other current assets	471,834	218,537
Total current assets	5,767,308	5,343,108

Property and equipment, net	204,000	209,719
Other Assets	1,566,177	1,243,531
Intangible Assets, net	3,310,184	2,878,080
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	560,036	618,763
Total assets	$18,143,748	$17,029,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,347,226	$1,447,185
Capital lease obligation, current portion	30,898	27,420
Deferred revenue	236,270	122,511
Total current liabilities	1,614,394	1,597,116

Long-term liabilities:
Notes payable, net	1,853,648	2,375,720
Capital lease obligation, net of current portion	84,610	115,509
Total liabilities	3,552,652	4,088,345

Stockholders' Equity:

Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 478,950,996 and 403,311,988 shares issued and outstanding as of December 31, 2018 and 2017, respectively	47,895	40,331
Additional paid in capital	90,770,682	79,053,339
Accumulated deficit	(76,435,235)	(66,407,622)
Accumulated comprehensive income	207,754	254,851
Total stockholders' equity	14,591,096	12,940,899
Total liabilities and stockholders' equity	$18,143,748	$17,029,244

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,027,613)	$(17,481,629)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	493,697	475,211
Stock-based compensation	2,429,959	5,650,072
Stock issued for services	343,019	140,151
Inventory reserve	348,302	358,300
Amortization of debt discount and debt issuance costs, net	477,928	937,133
Loss on derivative liability	—	452,146
Gain on settlement of notes payable	—	(2,802,234)
Loss on modification of derivatives	—	319,770
Loss on modification of warrants	—	158,327
Loss on conversion of debt	—	5,978,643
Write off of assets	148,627	212,862
Changes in operating assets and liabilities:
Accounts receivable	20,762	(36,963)
Net investment in direct financing lease	52,790	47,452
Other current assets	(265,624)	(52,058)
Inventory	(1,519)	(712,527)
Accounts payable and accrued expenses	(84,512)	90,353
Deferred revenue	113,759	(276,169)
Net cash flows from operating activities	(5,950,425)	(6,541,160)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(59,091)	(13,246)
Investment in other assets including work in process	(1,319,932)	(894,435)
Net cash flows from investing activities	(1,379,023)	(907,681)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable and common stock	—	3,000,000
Proceeds from the sale of common stock, net	9,610,793	9,002,290
Proceeds from exercise of common stock warrants		26,400
Payment of debt and equity issuance costs	(658,864)	(750,975)
Principal payments on capital lease obligations	(27,421)	(30,842)
Principal payments on notes payable	(1,000,000)	(59,819)
Net cash flows from financing activities	7,924,508	11,187,054

Effect of foreign currencies exchange on cash	(36,551)	(13,496)

Net change in Cash	558,509	3,724,717
Cash, Beginning of Period	4,413,822	689,105
Cash, End of Period	$4,972,331	$4,413,822

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$173,426	$11,021
Cash paid for income taxes	$17,304	$6,957

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and related interest	$—	$21,609,673
Issuance of common stock for debt issuance costs	$—	$224,460
Reclassification of derivatives upon removal of price protection in warrants	$—	$7,614,974
Reclassification of software development costs to intangible assets	$679,882	$—
Acquisition of equipment due to a capital lease	$—	$163,407